Exhibit 99.1

Occam Networks Posts Fourth Consecutive Quarter of Record Revenues

and Double-Digit New Customer Growth

Company Adds 100th Customer and Enhances Product Line during Quarter

SANTA BARBARA, Calif. – Aug. 9, 2005 – Occam® Networks Inc. (OTCBB: OCCM), a supplier of innovative Ethernet and IP-based loop carrier equipment to telecommunications service providers worldwide, today announced results for the second quarter of 2005, which ended June 30, 2005. The company reported revenue for the quarter of $8.7 million, setting a new company record for the fourth consecutive quarter. Second quarter 2005 revenues represented an increase of 26 percent over the $6.9 million reported for the first quarter of 2005, and a 174 percent increase over the $3.2 million reported for second quarter of 2004. The company also added more than a dozen new customers for the fourth consecutive quarter, bringing the company’s total number of customers to one hundred.

“The second quarter was another solid quarter for Occam – we added our 100th customer, grew revenues, announced several significant new products and increased the awareness and visibility of Occam in our target markets,” said Bob Howard-Anderson, president and CEO of Occam Networks. “Our continued success demonstrates the growing acceptance by Telcos that Ethernet and IP are superior technologies for building simple, cost-effective access networks for delivering new services, especially Triple Play.”

Occam gained more than a dozen new customers during the second quarter of 2005, including Farmers Telephone Cooperative, Inc. (FTC), the nation’s third largest telephone cooperative. Farmers selected the Occam BLC 6000™ System to build the broadband network that will deliver Triple Play services, voice, video, and high-speed data, to its 60 thousand subscribers in Eastern South Carolina.

During the quarter, the company enhanced the capabilities of its flagship BLC 6000 System with the announcement of fiber to the home functionality, and the delivery of an Emergency Stand Alone (ESA) feature, as well as other upgrades to the BLC 6000’s system. The company’s BLC 6312 Optical Line Termination (OLT) blade and ON 2240 Optical Network Terminal (ONT) are targeted to be the industry’s first products to deliver up to one gigabit per second of bandwidth to the subscriber premise, providing a cost-effective alternative, with much higher subscriber bandwidth, than passive optical networks (PON). With the addition of the ESA feature, the BLC 6000 System became the first broadband loop carrier to provide emergency services calling and local station-to-station calling during network or equipment failures, enabling Telcos to deploy Ethernet and IP technologies and continue to meet FCC requirements to provide lifeline POTS.

Additionally the company upgraded the BLC 6000 system to include support for several new ADSL2Plus features including copper pair bonding, for maximizing ADSL speeds over copper telephone lines, symmetrical DSL services for business customers, long reach DSL for customers beyond 18,000 feet, and Seamless Rate Adaptation (SRA), as well as other new features. The upgrade provides Telcos with the first commercially available standards-based implementation of ADSL2 Plus bonding, Reach Extended and Symmetrical Services.

Company gross margins for the quarter were lower as a percent of revenue for three reasons:

1) The completion and revenue recognition of a large Rural Utilities Service contract that shipped in 2004, prior to recent improvements made in product costs, had much lower margins than shipments made during Q2;

2) Lower Operations overhead absorption due to the continued decrease in inventory levels, and

3) A downward revaluation of inventory on hand from prior quarters to adjust for the lower cost of product received in Q2.

“We are pleased that we continued our trend of decreasing product costs and inventory levels in the quarter, even though it negatively affected Gross Margins in closing Q2,” said Howard-Anderson.

“In addition to lowered product costs and inventories, additional capital raised in the quarter left us with an overall healthier balance sheet.”

OCCAM CONFERENCE CALL SCHEDULED TO REPORT Q2 2005 FINANCIAL RESULTS

Starting at 1:30 p.m. PDT on Tuesday, Aug. 9, 2005, Occam Networks will conduct a conference call to report the results for Q2 2005. The call, which will be open to the public, can be accessed by dialing 1-800-351-6801 (for U.S. callers). The pass-code required for participation is 78490 and the call leader is Howard Bailey.

Callers will be put on ‘music hold’ until Bob Howard-Anderson, president and CEO and Howard Bailey, CFO of Occam Networks, join the call. The first portion of the call will include a presentation of financial information for Q2 2005. Mr. Bailey will then open the call to listeners for a question and answer period.

For those unable to listen at the designated time, a recording of the call will be made available on the Occam Networks web site (www.occamnetworks.com) for 72 hours after the call is completed.

OCCAM NETWORKS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$11,734	$4,432
Restricted cash	2,101	2,101
Accounts receivable, net	3,717	5,217
Inventories	4,575	6,611
Prepaid and other current assets	1,304	794

Total current assets	23,431	19,155
Property and equipment, net	1,731	1,692
Other assets	208	213

Total assets	$25,370	$21,060

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,521	$6,277
Accrued expenses	4,062	3,330
Deferred revenues	192	—
Current portion of long-term debt and capital lease obligations	1,282	863

Total current liabilities	7,057	10,470
Long-term debt and capital lease obligations	1,777	2,987

Total liabilities	8,834	13,457
Redeemable preferred stock
Series A-2 convertible preferred stock, $.001 par value, authorized 4,300 shares, 3,560 and 2,224 issued and outstanding at June 30, 2005 and at December 31, 2004, respectively, liquidation preference of $106,800 and $66,723 at June 30, 2005 and December 31, 2004, respectively	34,869	20,993
Series A-2 convertible preferred stock warrant	73	503
Stockholders’ deficit:
Common stock, $0.001 par value, 750,000 shares authorized; 270,199 and 268,570 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	270	269
Additional paid-in capital	87,355	87,294
Warrants	559	559
Deferred stock compensation	(295)	(633)
Accumulated deficit	(106,296)	(101,382)

Total stockholders’ deficit	(18,406)	(13,893)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$25,370	$21,060

OCCAM NETWORKS, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three months ended
	June 30, 2005	March 31, 2005	June 30, 2004
Sales	$8,740	$6,921	$3,185
Cost of sales	6,771	5,117	4,165

Gross profit (loss)	1,969	1,804	(980)
Operating expenses:
Research and product development	1,597	1,569	1,750
Sales and marketing	1,991	1,606	1,819
General and administrative	698	728	572

Total operating expenses	4,286	3,903	4,141
Loss from operations	(2,317)	(2,099)	(5,121)
Interest expense, net	(56)	(112)	(26)

Non-GAAP Loss before income taxes	(2,373)	(2,211)	(5,147)
Provision for income tax	—	—	—

Non-GAAP net loss	$(2,373)	$(2,211)	$(5,147)
Reconciliation of non-GAAP net loss to GAAP net loss attributable to common stockholders:
Non-GAAP net loss	$(2,373)	$(2,211)	$(5,147)
Non-GAAP exclusions:
Deferred stock-based compensation	162	167	223
Beneficial conversion feature on series A-2 preferred stock and warrants	35	1,787	557

GAAP net loss attributable to common stockholders	$(2,570)	$(4,165)	$(5,927)

OCCAM NETWORKS, INC.

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three months ended
	June 30, 2005	March 31, 2005	June 30, 2004
Sales	$8,740	$6,921	$3,185
Cost of sales	6,771	5,117	4,165

Gross profit (loss)	1,969	1,804	(980)
Operating expenses (1):
Research and product development	1,736	1,712	1,928
Sales and marketing	2,012	1,628	1,854
General and administrative	700	730	582

Total operating expenses	4,448	4,070	4,364
Loss from operations	(2,479)	(2,266)	(5,344)
Interest expense, net	(56)	(112)	(26)

Loss before income taxes	(2,535)	(2,378)	(5,370)
Provision for income tax	—	—	—

Net loss	(2,535)	(2,378)	(5,370)
Beneficial conversion feature	(35)	(1,787)	(557)

Net loss attributable to common stockholders	$(2,570)	$(4,165)	$(5,927)

(1) Amortization of stock-based compensation included in:
Research and product development	$139	$143	$178
Sales and marketing	21	22	35
General and administrative	2	2	10

Total amortization of stock-based compensation	$162	$167	$223

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this press release. Our GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options prior to the Company’s merger in May 2002. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since we have historically reported non-GAAP measures to the investment community, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with generally accepted accounting principles. A reconciliation of GAAP to non-GAAP net loss is included above.

Cautionary Note Concerning Forward Looking Statements

Portions of this press release contain forward looking statements regarding future events, Occam’s future financial performance, and the performance of Occam’s products. In particular, the press release contains forward looking statements about trends in our revenue and operating margins and statements concerning product improvements and product performance issues. These statements involve numerous risks and uncertainties, which could cause actual results or events to differ materially from any future results or events suggested in these forward-looking statements. These risks include, among others, the risk that our revenues will not increase as anticipated if our BLC 6000 product does not achieve market acceptance and that any continuing product performance problems would have an adverse effect on our business, margins, and operating results. Additional risks associated with our business include general market conditions affecting the decisions of communications service providers to purchase Occam’s equipment, changes in service providers’ business models, the rate our customers deploy their networks, our customers’ ability to secure financing, the timing of order and shipments of products, mix of products sold, changes in the prices of components, Occam’s ability to maintain production volumes and secure key components, and Occam’s ability to develop new products. Please refer to Occam’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings Occam makes with the SEC for additional factors that could cause actual results to differ materially from those contained in any forward-looking statements provided today.

About Occam Networks Inc.

Occam Networks Inc. develops and markets innovative Broadband Loop Carrier networking equipment that enable telephone companies to deliver voice, data and video services. Based on Ethernet and Internet Protocol (IP) technologies, Occam’s equipment allows telecommunications service providers to profitably deliver traditional phone services, as well as advanced voice-over-IP, residential and business broadband, and digital television services through a single, all-packet access network. Occam is headquartered in Santa Barbara, Calif. Additional information can be found at www.occamnetworks.com.

Portions of this press release may contain forward-looking statements regarding future events or the future performance of Occam Networks. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. Rapidly changing technologies and market conditions may require changes to Occam’s products. Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC. These filings contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

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Contact:

Howard Bailey Chief Financial Officer Occam Networks Inc. +1 805.692.2908 hbailey@occamnetworks.com	Spencer Parkinson Connect Public Relations +1 801.373.7888 spencerp@connectpr.com

Occam and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.